Pineapple Express Cannabis Company and Groovy Company Announce Strategic Share Exchange Agreement

“Strategic acquisition combines GROOVY’s blockchain-based cannabis authentication platform with Pineapple Express’s industry presence”

ATLANTA, GEORGIA / ACCESS Newswire / March 11, 2025 / Pineapple Express Cannabis Company d/b/a PINYA XP (OTC PINK:PNXP) and GROOVY Company, Inc. f/k/a Santo Mining Corp. (USOTC:SANP) today announced the execution of a Share Exchange Agreement, creating a powerful partnership in the cannabis technology and authentication space.  Under the terms of the agreement, Pineapple Express Cannabis Company will acquire a controlling interest in GROOVY Company, making GROOVY a subsidiary of Pineapple Express. The transaction will be executed through an exchange of 350,000,000 shares of Series A Preferred shares of GROOVY for 5,000,000 shares of common stock of Pineapple Express.

This strategic combination leverages GROOVY’s innovative centralized Hyperledger blockchain-based Platform as a Service (PaaS) with Pineapple Express’s established position in the cannabis industry.

“This partnership represents a significant milestone in our mission to bring transparency and trust to the cannabis industry,” said Frank Yglesias, who serves as CEO of both companies. “By combining GROOVY’s cutting-edge blockchain authentication technology with Pineapple Express’s industry presence, we’re positioned to revolutionize how consumers verify the authenticity and origin of cannabis products.”

About GROOVY’s NFT-QR Tag Authentication System

GROOVY has developed a pioneering platform that leverages Hyperledger Fabric blockchain technology and NFT standards (ERC1155, ERC725X, ERC725Y, and ERC735) to address significant challenges in the cannabis industry. The platform utilizes NFT-based QR codes to verify the authenticity and origin of cannabis products, combating counterfeiting and providing consumers with verifiable information.

Key features of the platform include:

•Product authentication through blockchain-verified NFT-QR tags

•Detailed strain information including genetics, cannabinoid profiles, and terpene content

•Lab test verification and traceability from seed to sale

•Automated royalty distribution for cannabis strain intellectual property

•Enhanced supply chain transparency and management

Strategic Benefits

This transaction provides several strategic advantages:

1.Enhanced capital resources to accelerate the implementation of GROOVY’s business plans

2.Integration of blockchain authentication technology into established cannabis distribution channels

3.Expanded market reach and adoption potential for the authentication platform

4.Combined expertise in both cannabis operations and advanced blockchain solutions

The transaction is expected to close in the coming weeks, subject to customary closing conditions.

About PINYA XP fna Pineapple Express Cannabis Company dba PINYA XP

At PINYA XP (USOTC:PNXP), our mission begins with saving lives. Through our GROOVY PaaS 4IR Ecosystem, we provide unalterable verification of cannabis product authenticity, ensuring consumers receive exactly what they expect. This blockchain-powered system prevents counterfeit products from reaching the market, protecting consumers from potentially harmful substances while enabling healthcare professionals to confidently recommend products with verified profiles.

Our centralized Hyperledger Fabric blockchain creates an immutable record of each product’s journey from seed to sale. Every scan of our QR-NFT tags reveals a complete history of the product’s cultivation, testing, and distribution, establishing an unbreakable chain of trust throughout the supply chain. This transparency isn’t just about compliance - it’s about creating a safer cannabis industry for everyone.

The GROOVY Rewards program transforms product authentication into an engaging experience. Consumers earn rewards for verifying products, completing educational modules, and participating in our community. This gamification approach not only encourages active participation in product safety but also generates valuable data insights that help drive industry improvements.

Our Geno-NFT Library revolutionizes intellectual property protection in cannabis. This secure, blockchain-based repository allows growers to register their unique strains and receive automatic royalties when their genetics are used in authenticated products. By ensuring fair compensation for innovation, we’re fostering the development of new, high-quality cannabis varieties.

The GROOVY Marketplace connects all these elements into a comprehensive ecosystem where authenticated products, verified genetics, and engaged consumers come together. Our AI-powered analytics engine processes this rich data to provide actionable insights, enabling businesses to make informed decisions while ensuring product safety and quality.

Cautionary Statement Regarding Forward-Looking Statements

This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations, assumptions, and projections about future events or financial performance and are not guarantees of future results. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Statements containing words like “believe,” “anticipate,” “endeavor,” “estimate,” “expect,” “project,” “intend,” or similar expressions identify these forward-looking statements. Specifically, statements regarding future growth, market adoption of Groovy’s platform, regulatory developments, technological advancements, and financial performance in the cannabis and cryptocurrency industries are subject to these risks and uncertainties.

Factors that could cause actual results to differ materially from those currently anticipated include, but are not limited to: the risks associated with the evolving cannabis market, including but not limited to regulatory uncertainties and changes in laws and regulations; competitive pressures within the cannabis sector; technological disruptions impacting operational efficiency; fluctuations in market demand; variations in product pricing; the ability to effectively penetrate new markets; and the potential financial or reputational impacts from legal, administrative, or regulatory developments. Further, risks relating to the volatile nature of the cryptocurrency market, potential security breaches, fluctuations in token values, and changes in investor sentiment are relevant considerations. These factors, as well as risks relating to the general economy, market volatility, and competitive activity, are further detailed within the “Risk Factors” section of this document.

The Company does not undertake any obligation to update or revise any forward-looking statements contained in this document, whether as a result of new information, future events, or otherwise. Investors should carefully consider these factors and the risks discussed throughout this report before making any investment decisions. This statement is made for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Further, investors should independently research and evaluate the potential risks and rewards of investing in the Company and the cannabis and cryptocurrency sectors.

Contact Information:

Frank Yglesias
CEO
info@pinya.work
4047343277